UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

5350 Lee Highway, Arlington, Virginia 22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

Effective September 27, 2011, Virginia Commerce Bancorp, Inc. (the “Company”) extended the expiration date of the Company’s outstanding Series B Common Stock Purchase Warrants (the “Series B Warrants”). These Series B Warrants, which would otherwise expire at the close of business on September 29, 2011, were issued in a registered direct offering in September 2010 and are exercisable for up to 904,764 shares of the Company’s common stock at an exercise price of $6.00 per share. The expiration date has been extended to the close of business on the earlier of (i) January 27, 2012 or (ii) a date selected by the Company in its sole discretion, with respect to which date the Company provides written notice to the warrant holder not less than ten business days in advance.

Each holder of Series B Warrants executed an Amendment to Series B Common Stock Purchase Warrant to extend the expiration date. A Form of Amendment to Series B Common Stock Purchase Warrant is attached hereto as Exhibit 4.12.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

4.12.1    Form of Amendment to Series B Common Stock Purchase Warrant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated: September 29, 2011

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